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                                                                     EXHIBIT 5.2

                                  LEGAL OPINION

                                                                  11TH MAY, 2004

KONGZHONG CORPORATION

Suite 809, 8/F, Tower A, Yuetan Building
No.2 Yuetan North Street
Xicheng District, Beijing
China 100045

           RE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.,
            BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD., AND
                    BEIJING BOYA WUJI TECHNOLOGIES CO., LTD.

Dear Sirs,

We are a firm of lawyers qualified to practice the law of the People's Republic of China (the "PRC"). We have acted as the PRC counsel to KongZhong Corporation (the "Company"), an exempted company established under the laws of Cayman Islands, and have been requested by the Company to give this letter of opinion, in connection with the offering by the Company of American Depositary Shares ("ADSs") as evidenced by American Depositary Receipts, each representing a certain number of ordinary shares, par value US$0.0000005 (the "Shares") of the Company (the "Offering") and the Company's proposed listing of its ADSs on the Nasdaq National Market. On or about the date hereof, the Company will confidentially submit a registration statement on Form F-1 (the "Registration Statement"), which will include a prospectus (the "Prospectus"), to the United States Securities and Exchange Commission (the "SEC").

I For the purposes of giving this opinion, we have examined such documents as we consider necessary, and have obtained the relevant confirmations from the Company, except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). In particular, we have examined, among other things, the documents listed in Exhibit "A" (the "Inter-company Agreements") of this opinion. We have been requested to give this opinion with regard to (i) the legality of the ownership structure of KongZhong Information Technologies (Beijing) Co., Ltd. ("KongZhong Beijing"), Beijing AirInbox Information Technologies Co., Ltd. ("Beijing AirInbox") and Beijing Boya Wuji Technologies Co., Ltd. ("Beijing Boya Wuji"), (ii) the validity and enforceability of Inter-company Agreements between the Company, KongZhong Beijing, Beijing AirInbox, Beijing Boya Wuji and the respective shareholders of Beijing AirInbox and Beijing Boya Wuji, and
       (iii) the legality of the business operations of the Company, KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji as described in the Prospectus, pursuant to the laws of the PRC in connection with the confidential filing by the Company of the Registration Statement with the SEC.




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II.    In our examination of the above documents and confirmations (the
       "Documents"), we have assumed that:

       1. all signatures, seals and chops are genuine, that all documents submitted to us as originals are authentic and complete and that all documents submitted to us as copies are complete and conform to the originals and that such originals are themselves authentic;

       2. all factual statements made in such documents are correct and complete;

       3. each party to the Documents, which is incorporated outside of the PRC or who is not a PRC citizen, has the capacity, necessary power, authority and legal right to enter into the Documents, to which it is a party and the Documents have been duly authorized, executed and delivered by each of them; and;

       4. in relation to those documents which are governed by foreign laws other than the PRC laws, such documents constitute valid and legally binding obligations of each party thereto under those foreign laws by which they are expressed to be governed, to the extent that they are parties to those documents..



III. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

       The term "enforceable" as used herein means that the obligations assumed by the relevant party under those documents are of a type which the PRC courts enforce. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with its terms.

IV. This legal opinion is confined to and given on the basis of the published and publicly available laws and regulations of the PRC (excluding the laws of the Hong Kong Special Administration Region, Macao Special Administration Region and Taiwan) effective as at the date hereof. We do not guarantee that any change in such laws or in their interpretation after the date hereof will not affect any of the opinions expressed below. We have not made any investigation or enquiry of, and we do not express or imply any opinion as to, the laws of any other jurisdiction (in particular, the laws of the State of New York, United States of America and the laws of Cayman Islands), and we have assumed that no such other laws would affect the opinions expressed below.

V. Based on the foregoing and subject to other matters set forth herein, we are of the opinion that:

       1. KongZhong Beijing is a company duly incorporated with limited liability and validly existing with legal person status and in good standing under the laws of the PRC. KongZhong Beijing is duly qualified to transact business within the approved business scope specified in its


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              business license. The articles of association of KongZhong Beijing comply with the requirements of applicable PRC laws and are in full force and effect. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, KongZhong Beijing.

       2. All of the registered capital of KongZhong Beijing have been fully paid and are 100% owned directly by the Company, and to the best knowledge of us after due inquiry, free and clear of all liens, encumbrances or claims. The liability of the Company in respect of equity interests in KongZhong Beijing is limited to its investments therein.

       3. Beijing AirInbox is a company duly incorporated with limited liability and validly existing with legal person status and in good standing under the laws of the PRC. Beijing AirInbox is duly qualified to transact business within the approved business scope specified in its business license, except as otherwise indicated in paragraph 9 of this legal opinion. The articles of association of Beijing AirInbox comply with the requirements of applicable PRC laws and are in full force and effect. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve Beijing AirInbox.

       4. All of the registered capital of Beijing AirInbox have been fully paid and are owned directly by Yunfan Zhou (10%), Songlin Yang (42%), Zhen Huang (3%), and Yang Cha (45%), and to the best knowledge of us after due inquiry, free and clear of all liens, encumbrances or claims, except for the pledge and the equity interests option created under the Inter-company Agreements.

       5. Beijing Boya Wuji is a company duly incorporated with limited liability and validly existing under the laws of the PRC. Beijing Boya Wuji is duly qualified to transact business within the approved business scope specified in its business license, except as otherwise indicated in paragraph 10 of this legal opinion. The articles of association of Beijing Boya Wuji comply with the requirements of applicable PRC laws and are in full force and effect. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve Beijing Boya Wuji.

       6. All of the registered capital of Beijing Boya Wuji have been fully paid and are owned directly by Yunfan Zhou (50%) and Zhen Huang (50%), and to the best knowledge of us after due inquiry, free and clear of all liens, encumbrances or claims except for the pledge and the equity interests option created under the Inter-company Agreements.

       7. All PRC governmental approvals, licenses, permits, consents, authorizations, clearances and qualifications ("Approvals") required for the establishment and maintenance of the enterprise legal person status of each of KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji respectively have been duly issued and obtained and all such Approvals are valid and in full force and effect, have not been revoked, withdrawn, suspended or cancelled, except as


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              otherwise indicated in paragraphs 9 and 10 of this legal opinion.
              Each of KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji respectively has complied with applicable registration and filing requirements under PRC laws for its establishment and maintenance of its status and existence as an enterprise legal person, except as otherwise indicated in paragraphs 9 and 10 of this legal opinion.

       8. KongZhong Beijing has full power and authority and possesses all Approvals necessary to own, use, lease and operate its assets and conduct its business as presently conducted.

       9. Beijing AirInbox has full power and authority and possesses all Approvals necessary to own, use, lease and operate its assets and conduct its business except for an inter-regional telecommunication value-added services license for which Beijing AirInbox is in the process of application with the Ministry of Information Industry.

       10. Beijing Boya Wuji has been established and obtained the enterprise legal person status. Beijing Boya Wuji is in the process of applying for other Approvals necessary to own, use, lease and operate its assets and conduct its business, including but not limited to an inter-regional telecommunication value-added services license from the Ministry of Information Industry and an Internet culture operation permit from the Ministry of Culture.

       11. Each of KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji (each a "PRC Entity") possesses all valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material licenses, inventions, copyrights, know-how, trademarks, service marks and trade names currently employed by them, and none of KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the its business or operations.

       12. Each PRC Entity has the corporate power to enter into and perform its obligations under each of the Inter-company Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Inter-company Agreements to which it is a party. Each of the Inter-company Agreements to which such PRC Entity is a party constitutes a valid and legally binding obligation of that PRC Entity in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, statute of limitations and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. To ensure the legality, validity, enforceability or admissibility in evidence of each of the Inter-company Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the Inter-company Agreements, except that the Trademark License Agreements should be filed with the State Trademark Bureau.



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       13.    Each of the shareholders of Beijing AirInbox has executed and delivered each of the Inter-company Agreements to which he or she is a party. Each of the Inter-company Agreements to which each of the shareholders of Beijing AirInbox is a party constitutes a valid and legally binding obligation of each of such shareholders in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, statute of limitations and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       14. Each of the shareholders of Beijing Boya Wuji has executed and delivered each of the Inter-company Agreements to which he or she is a party. Each of the Inter-company Agreements to which each of the Shareholders of Beijing Boya Wuji is a party constitutes a valid and legally binding obligation of each of such shareholders in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, statute of limitations and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       15. To the best knowledge of us, the execution and delivery by each PRC Entity of, and the performance by each PRC Entity of its obligations under, each of the Inter-company Agreements to which it is a party and the consummation by each PRC Entity of the transactions contemplated therein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any existing indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which each PRC Entity is a party or by which each PRC Entity is bound or to which any of the properties or assets of each PRC Entity is bound or to which any of the properties or assets of each PRC Entity is subject, except for such conflicts, breaches, violations or defaults which would not
              (A) individually or in aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, of each PRC Entity, or (B) affect the validity of, or have any material adverse effect on, the issue and sale of the ADSs or the other transactions contemplated in connection with the Offering; (b) will not result in any violation of the provisions of the articles of association or business license of each PRC Entity; and (c) will comply with and not result in any violation of any laws of the PRC.

       16. The execution and delivery by each of the shareholders of, and the performance by each of the shareholders of Beijing AirInbox of his or her obligations under each of the Inter-company Agreements to which each of the shareholders of Beijing AirInbox is a party and the consummation by each of the shareholders of Beijing AirInbox of the transactions contemplated therein will not result in any violation of any laws of the PRC.

       17. The execution and delivery by each of the shareholders of, and the performance by each of the shareholders of Beijing Boya Wuji of his or her obligations under each of the Inter-company Agreements to which each of the shareholders of Beijing Boya Wuji is a party and the consummation by each of the shareholders of Beijing Boya Wuji of the


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              transactions contemplated therein will not result in any violation of any laws of the PRC.

       18. To the best of our knowledge after due inquiry, there are no legal, administrative, arbitration or other proceedings which has challenged the legality, effectiveness or validity of the Inter-company Agreements individually or taken as a whole and, no such proceedings are threatened or contemplated by any governmental or regulatory authority or any other person. To the best of our knowledge, none of KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji has received any oral or written notice or proceedings relating to the suspension, revocation or modification of any of its respective Approvals.

       19. To the best knowledge of us after due inquiry, there is no material Chinese legal or governmental proceedings pending or threatened to which the Company, KongZhong Beijing, Beijing AirInbox or Beijing Boya Wuji is a party or to which any of the properties of the Company, KongZhong Beijing, Beijing AirInbox or Beijing Boya Wuji is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulation, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

       20. To the best knowledge of us, KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji are not (a) in violation of their respective Articles of Association, business licenses and any other constitutional documents; or (b) in material default in the performance or observance of any material agreement known to us or by which any of their respective material properties may be bound.

       21. None of KongZhong Beijing, Beijing AirInbox and Beijing Boya Wuji will have any material PRC tax liability as a consequence of the Offering that have not been disclosed in the Prospectus.

       22. Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that, the Statements in the Prospectus under "Risk Factors--Risks Relating to Our Business-- PRC laws and regulations restrict foreign investment in China's telecommunications services industry, and substantial uncertainties exist with respect to the contractual arrangements with Beijing AirInbox and Beijing Boya Wuji due to uncertainties regarding the interpretation and application of current or future PRC laws and regulations", "Risk Factors--Risks Relating to Our Business-- Our contractual arrangements with Beijing AirInbox and Beijing Boya Wuji may not be as effective in providing operational control as direct ownership of this businesses", "Risk Factors--Risks Relating to Our Industry-- The laws and regulations governing the wireless value-added telecommunications and Internet industry in China are developing and subject to future changes. Substantial uncertainties exist as to the interpretation and implementation of those laws and regulations.", "Risk Factors--Risks Related to People's Republic of China", "Enforceability of Civil Liabilities" and "Regulation", insofar as they purport to describe the


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              provisions of PRC laws and documents referred to therein, at the respective time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Registration Statement and to the reference to our name under the headings "Risk Factors," "Enforceability of Civil Liabilities," and " Regulations" in the Prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

       The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, except to the extent expressly set forth in the numbered paragraph 22 of this opinion, and have not made an independent check or verification thereof except as aforesaid. However, in the course of acting as counsel to the Company in connection with the preparation of the Registration Statements and Prospectus, we reviewed the Registration Statements and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, representatives of and counsel to the underwriters, during which conferences and conversations the contents of the Registration Statements and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

VI. This opinion is addressed to KongZhong Corporation solely for its benefit, and may be relied upon only by KongZhong Corporation. It may not be relied upon, quoted or referred to for any other purpose or by anyone else and may not be disclosed to any other person without our prior written consent.




Yours faithfully,


/s/ Llinks Law Office
LLINKS LAW OFFICE



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EXHIBIT A
INTER-COMPANY AGREEMENTS

       1. Loan Agreement among the Company, as the lender, and Yunfan Zhou, Songlin Yang and Zhen Huang, each as a borrower, dated March 31, 2004;

       2. Loan Agreement among the Company, as the lender, and Yang Cha and Songlin Yang, each as a borrower, dated March 31, 2004;

       3. Amended and Restated Option Agreement among KongZhong Beijing, Yang Cha, Songlin Yang, Yunfan Zhou and Zhen Huang, each as a shareholder of Beijing AirInbox dated May 10, 2004;

       4. Option Agreement among KongZhong Beijing, Yunfan Zhou and Zhen Huang, each as a shareholder of Beijing Boya Wuji dated March 31, 2004;

       5. Exclusive Technical Consulting and Services Agreement between KongZhong Beijing and Beijing AirInbox dated March 31, 2004;

       6. Exclusive Technical Consulting and Services Agreement between KongZhong Beijing and Beijing Boya Wuji dated March 31, 2004;

       7. Amended and Restated Equity Pledge Agreement among KongZhong Beijing, as the pledgee, and Yunfan Zhou, Songlin Yang, Zhen Huang and Yang Cha, each as a pledgor, dated May 10, 2004;

       8. Equity Pledge Agreement among KongZhong Beijing, as the pledgee, and Yunfan Zhou and ZhenHuang, each as a pledgor, dated March 31, 2004;

       9. Amended and Restated Trademark License Agreement between KongZhong Beijing and Beijing AirInbox dated May 10, 2004;

       10. Amended and Restated Trademark License Agreement between KongZhong Beijing and Beijing Boya Wuji dated May 10, 2004;

       11. Domain Name License Agreement between KongZhong Beijing and Beijing AirInbox dated March 31, 2004;

       12. Domain Name License Agreement between KongZhong Beijing and Beijing Boya Wuji dated March 31, 2004;

       13. Amended and Restated Business Operation Agreement among KongZhong Beijing, Beijing AirInbox, Yunfan Zhou, Songlin Yang, Zhen Huang and Yang Cha dated May 10,


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              2004;

       14. Business Operation Agreement among KongZhong Beijing, Beijing Boya Wuji, Yunfan Zhou and Zhen Huang dated March 31, 2004;

       15. Amended and Restated Power of Attorney issued by Yunfan Zhou in connection with Beijing AirInbox dated May 10, 2004;

       16. Amended and Restated Power of Attorney issued by Songlin Yang in connection with Beijing AirInbox dated May 10, 2004;

       17. Amended and Restated Power of Attorney issued by Zhen Huang in connection with Beijing AirInbox dated May 10, 2004;

       18. Power of Attorney issued by Yang Cha in connection with Beijing AirInbox dated May 10, 2004;

       19. Power of Attorney issued by Yunfan Zhou in connection with Beijing Boya Wuji dated March 31, 2004; and

       20. Power of Attorney issued by Zhen Huang in connection with Beijing Boya Wuji dated March 31, 2004; and

       21. Agreement among the Company, KongZhong Beijing, Beijing AirInbox, Yunfan Zhou, Songlin Yang and Zhen Huang in connection with the Inter-Company Agreements dated March 31, 2004.




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